EXHIBIT 32.2
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Urban Edge Properties, hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”) of Urban Edge Properties LP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Urban Edge Properties LP.

February 16, 2017		/s/ Jeffrey S. Olson
	Name:	Jeffrey S. Olson
	Title:	Chairman of the Board of Trustees and Chief Executive Officer of Urban Edge Properties, general partner of registrant

February 16, 2017		/s/ Mark Langer
	Name:	Mark Langer
	Title:	Chief Financial Officer of Urban Edge Properties, general partner of registrant

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).